Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0201230

(I.R.S. Employer

Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

LSB Industries, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1015226
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

16 south Pennsylvania Avenue
Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

LSB Industries, Inc.

7.75% Senior Secured Notes due 2019

Dated August 7, 2013

(Title of the indenture securities)

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the

Trustee is subject is as follows:

The Comptroller of the Currency
Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor.

The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

NOT APPLICABLE.

Item 4.	Trusteeships under other indentures.

NOT APPLICABLE

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NOT APPLICABLE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	List of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of 12/31/13. See Attached Exhibit 1 to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 7th day of April, 2014.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Doug Hare
Doug Hare, Sr. Vice President

Date: April 7, 2014

Exhibit 1

Schedule RC    15

Consolidated Report of Condition for Insured Banks

and Savings Associations for December 31, 2013

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands			Bil Mil Thou
Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			RCON0081	519,406	1.a.
	b.	Interest-bearing balances (2)			RCON0071	2,093,270	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			RCON1754	209,770	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)			RCON1773	6,762,411	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold			RCONB987	11,826	3.a.
	b.	Securities purchased under agreements to resell (3)			RCONB989	75,192	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			RCON5369	1,357	4.a.
	b.	Loans and leases, net of unearned income	RCONB528	6,520,222			4.b.
	c.	LESS: Allowance for loan and lease losses	RCON3123	74,751			4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			RCONB529	6,445,471	4.d.
5.	Trading assets (from Schedule RC-D)				RCON3545	3,988	5.
6.	Premises and fixed assets (including capitalized leases)				RCON2145	217,480	6.
7.	Other real estate owned (from Schedule RC-M)				RCON2150	1,288	7.
8.	Investments in unconsolidated subsidiaries and associated companies				RCON2130	0	8.
9.	Direct and indirect investments in real estate ventures				RCON3656	0	9.
10.	Intangible assets:
	a.	Goodwill			RCON3163	90,011	10.a.
	b.	Other intangible assets (from Schedule RC-M)			RCON0426	11,704	10.b.
11.	Other assets (from Schedule RC-F)				RCON2160	199,332	11.
12.	Total assets (sum of items 1 through 11)				RCON2170	16,642,506	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

Schedule RC    16

Schedule RC—Continued

			Dollar Amounts in Thousands			Bil Mil Thou
Liabilities
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)			RCON2200	13,803,837	13.a.
		(1) Noninterest-bearing (1)	RCON6631	5,353,054			13.a.(1)
		(2) Interest-bearing	RCON6636	8,450,783			13.a.(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased (2)			RCONB993	12,834	14.a.
	b.	Securities sold under agreements to repurchase (3)			RCONB995	1,570,739	14.b.
15.	Trading liabilities (from Schedule RC-D)				RCON3548	0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				RCON3190	5,162	16.
17.	Not applicable
18.	Not applicable
19.	Subordinated notes and debentures (4)				RCON3200	0	19.
20.	Other liabilities (from Schedule RC-G)				RCON2930	90,837	20.
21.	Total liabilities (sum of items 13 through 20)				RCON2948	15,483,409	21.
22.	Not applicable						22.
	Equity Capital
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus				RCON3838	0	23.
24.	Common stock				RCON3230	21,250	24.
25.	Surplus (exclude all surplus related to preferred stock)				RCON3839	518,371	25.
26.							26.
	a.	Retained earnings			RCON3632	652,116	26.a.
	b.	Accumulated other comprehensive income (5)			RCONB530	(32,640)	26.b.
	c.	Other equity capital components (6)			RCONA130	0	26.c.
27.							27.
	a.	Total bank equity capital (sum of items 23 through 26.c)			RCON3210	1,159,097	27.a.
	b.	Noncontrolling (minority) interests in consolidated subsidiaries			RCON3000	0	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)				RCONG105	1,159,097	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)				RCON3300	16,642,506	29.

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Schedule RC    17

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

Number
1.

Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2012

	RCON6724	N/A	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm
4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

MM/DD
To be reported with the March Report of Condition.
2.	Bank’s fiscal year-end date	RCON8678	N/A	M.2.